Exhibit 10.5

INTERCREDITOR AND SUBORDINATION AGREEMENT

                 This Intercreditor and Subordination Agreement (“Agreement”) is made as of this 16th day of May, 2005, by and between Wells Fargo Business Credit, Inc., a Minnesota corporation (“Wells Fargo”), and Ingram Micro Inc., a Delaware corporation (“Ingram”).

Background

                 A.     Wells Fargo, as lender, Infotech USA, Inc., a New Jersey corporation (“Infotech-NJ”), as borrower, and Infotech USA, Inc., a Delaware corporation (“Infotech-DE”), and Information Technology Services, Inc., a New York corporation (“ITS”), as guarantors (Infotech-NJ, Infotech-DE and ITS each an “Obligor” and collectively, the “Obligors”), are parties to that certain Credit and Security Agreement, dated as of June 29, 2004, (as the same may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), pursuant to which: (i) Wells Fargo has made loans and other credit accommodations to Infotech-NJ, and may, from time to time hereafter, make additional loans and credit accommodations to Infotech-NJ; and (ii) the Obligors have granted to Wells Fargo a security interest in the Wells Fargo Collateral (as defined below) as security for the Wells Fargo Indebtedness (as defined below). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

                 B.     Ingram (i) has entered or is about to enter into that certain Security Agreement between Ingram and Infotech-NJ, dated as of May 16, 2005 (the “Security Agreement”), pursuant to which Infotech-NJ has granted or will grant Ingram a security interest in and to all of Infotech-NJ’s presently owned and after acquired equipment, inventory, accounts and chattel paper and (ii) has received or is about to receive (x) that certain Guaranty, dated as of May 16, 2005, made by Infotech-DE in favor of Ingram and (y) that certain Guaranty, dated as of May 16, 2005, made by ITS in favor of Ingram (collectively, the “Guarantees”). The Security Agreement and the Guarantees and all other documents, agreements and instruments related thereto or to the Ingram Indebtedness, as each may be amended, modified, supplemented or restated from time to time, are collectively referred to herein as the “Ingram Documents.”

                 C.     Wells Fargo and Ingram desire to enter into this Agreement for the purpose of establishing their respective rights with respect to their liens upon and security interests in the assets of the Obligors and certain other rights, priorities and interests between them.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Wells Fargo and Ingram hereby agree as follows:

                 1.     Definitions. All terms used in this Agreement (including the foregoing recitals, which are part of this Agreement) that are defined in the UCC (as hereinafter defined) as enacted shall have the meanings ascribed to them in the UCC, unless otherwise expressly defined herein. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

                          “Ingram Documents” shall have the meaning ascribed to such term in the recitals to this Agreement.

                          “Ingram Indebtedness” shall mean any and all of the present and future obligations, liabilities and indebtedness of the Obligors to Ingram, whether now existing or hereafter arising, of every kind and character, whether arising out of the purchase of Ingram Inventory or otherwise (including, without limitation, interest or finance charges accruing after the commencement of a bankruptcy proceeding by or against any Obligor, fees, collection costs and expenses and other amounts), all whether direct or indirect, fixed or contingent, matured or unmatured, liquidated or unliquidated, and whether arising under contract, in tort or otherwise.

                          “Ingram Inventory” shall mean any and all presently owned and hereafter acquired inventory sold by Ingram to Infotech-NJ for which payment has not been received by Ingram.

                          “Ingram Inventory Receivables” shall mean any and all accounts receivable of Infotech-NJ arising from the sale of any Ingram Inventory.

                          “Lien” shall mean any lien, security interest, charge, encumbrance, mortgage or deed of trust, howsoever arising.

                          “Loan Documents” shall mean the Credit Agreement and any other documents, instruments or agreements executed or delivered in connection therewith, as the same may be amended, modified, supplemented or restated from time to time.

                          “Payment in Full” or “Paid in Full” shall mean the indefeasible final payment in full in cash and satisfaction of the Wells Fargo Indebtedness, in accordance with the Credit Agreement and the other Loan Documents, and that such payment shall not be subject to defeasance, disgorgement, repayment or return for any reason.

                          “UCC” shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of New York.

                          “Wells Fargo Collateral” shall mean all of each Obligor's presently existing and hereafter acquired, created or arising personal property (including, without limitation, all Ingram Inventory and Ingram Inventory Receivables), wherever located, and all proceeds (including proceeds of insurance) and products thereof.

                          “Wells Fargo Indebtedness” shall mean any and all of the present and future Obligations (as defined in the Credit Agreement) of the Obligors evidenced by, secured by, arising under or related to the Credit Agreement and the other Loan Documents (including, without limitation, interest accruing after the commencement of a bankruptcy proceeding by or against any Obligor, fees, collection costs and expenses and other amounts), all whether direct or indirect, fixed or contingent, matured or unmatured, liquidated or unliquidated, joint or several and whether arising under contract, in tort or otherwise.

                2.     Priority of Security Interests.

                          (a)     Notwithstanding (i) any statement or term contained in the Credit Agreement or any of the other Loan Documents or the Ingram Documents or any other agreement with the Obligors to the contrary; (ii) the time, order or method of attachment or perfection of the security interests granted thereby or the time or order of filing or recording of any financing statements or other lien or security interests; or (iii) anything contained in any filing or agreement to which Wells Fargo or Ingram may now or hereafter be a party, until such time as all of the Wells Fargo Indebtedness shall have been Paid in Full and all financing arrangements among the Obligors and Wells Fargo shall have been terminated, the priority of any and all Liens, rights and interests of Ingram and Wells Fargo, whether now or hereafter arising and howsoever existing, is as follows:

                          (A)     Except as otherwise expressly set forth herein, Wells Fargo shall have a first priority security interest in all Wells Fargo Collateral other than the Ingram Inventory and Ingram shall have a second priority security interest in all Wells Fargo Collateral other than the Ingram Inventory, which second priority security interest shall be subordinate and junior to the security interest of Wells Fargo;

                          (B)     Ingram shall have a first priority security interest in the Ingram Inventory and Wells Fargo shall have a second priority security interest in the Ingram Inventory;

For purposes of the foregoing, any claim of a right of setoff, or lien of judgment, execution or levy, shall be treated in all respects as a security interest and no claimed right of setoff, lien or judgment, execution or levy shall be asserted to defeat or diminish the rights or priorities provided for herein.

                3.     Subordination of Debt. Ingram hereby subordinates its right to payment under the Guarantees to the prior Payment in Full of the Wells Fargo Indebtedness, and Ingram’s receipt of any payment pursuant to any of the Guarantees is deferred until the Payment in Full of the Wells Fargo Indebtedness. During the term of this Agreement, Ingram will not ask for, demand, sue for, take or receive from Infotech-DE or ITS any payment in respect of the Ingram Indebtedness. In the event that Ingram shall receive any payment in respect of the Ingram Indebtedness in violation of this Section 3, it shall receive and hold same for the benefit of Wells Fargo and shall forthwith deliver the same to Wells Fargo in precisely the form received (except for the endorsement or assignment of Ingram where necessary) for application against the Wells Fargo Indebtedness, whether due or not due, and, until so delivered, the same shall be held in trust by Ingram as the property of Wells Fargo.

                4.     Limitation on Ingram Inventory and Wells Fargo Collateral.

                          (a)     During the term of this Agreement, Ingram shall have no right to take any action with respect to the Wells Fargo Collateral (other than the Ingram Inventory), whether by judicial or non-judicial foreclosure, the seeking of the appointment of a receiver for any portion of any Obligor’s property or assets or otherwise, or to take possession of any of the Wells Fargo Collateral (other than the Ingram Inventory), and shall have no rights of notification to any obligor or account debtor of any Obligor for any purpose whatsoever.

                          (b)     Unless and until all Ingram Indebtedness shall have been indefeasibly paid in full in cash, Wells Fargo shall have no right to take any action with respect to the Ingram Inventory, whether by judicial or non-judicial foreclosure, the seeking of the appointment of a receiver for the Ingram Inventory, or to take possession of any of the Ingram Inventory.

                5.     Distribution of Ingram Collateral and Wells Fargo Collateral.

                          (a)     During the term of this Agreement, Ingram will not ask for, demand, sue for, take or receive from any Obligor or any successor or assign of any Obligor, including, without limitation, a receiver, trustee or debtor in possession, whether by setoff or in any other manner, the whole or any part of the Ingram Indebtedness from any of the Wells Fargo Collateral (other than the Ingram Inventory) or any income or proceeds thereof. Ingram acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provision of any of the Ingram Documents and to the extent any of the terms or provisions of this Agreement are inconsistent with any of the terms or provisions of the Ingram Documents, the provisions of the Ingram Documents shall be deemed to have been superseded and modified by this Agreement.

                          (b)     During the term of this Agreement, until such time as the Ingram Indebtedness is indefeasibly paid in full in cash and all commitments between Infotech-NJ and Ingram shall have been terminated, Wells Fargo will not ask for, demand, sue for, take or receive from Inoftech-NJ or any successor or assign of Infotech-NJ, including, without limitation, a receiver, trustee or debtor in possession, whether by setoff or in any other manner, the whole or any part of the Wells Fargo Indebtedness from any of the Ingram Inventory. Wells Fargo acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provision of any of the Credit Agreement or other Loan Documents and to the extent any of the terms or provisions of this Agreement are inconsistent with any of the terms or provisions of the Credit Agreement or other Loan Documents, the provisions of the Credit Agreement or other Loan Documents shall be deemed to have been superseded and modified by this Agreement.

                6.     Security for Ingram Indebtedness. Ingram agrees not to ask for or receive from any Obligor, or otherwise obtain, whether by agreement, by operation of law, or otherwise, and Lien of any kind whatsoever on or against the Wells Fargo Collateral, or any portion thereof, or any other assets or properties, as security for the payment or performance of the Ingram Indebtedness, other than the security interests granted pursuant to the Security Agreement, as in effect on the date hereof, and hereby waives any such lien it may now or hereinafter have or obtain with respect to the Wells Fargo Collateral or such assets or properties, other than the security interests.

                7.     Turnover of Wells Fargo Collateral Received by Ingram. If, during the term of this Agreement, Ingram receives or takes possession of any of the Wells Fargo Collateral (other than the Ingram Inventory), or any cash or non-cash proceeds thereof, Ingram shall receive and hold the same for the benefit of Wells Fargo and shall forthwith deliver the same to Wells Fargo in precisely the form received (except for the endorsement or assignment of Ingram where necessary) for application against the Wells Fargo Indebtedness, whether due or not due, and, until so delivered, the same shall be held in trust by Ingram as the property of Wells Fargo.

                8.     Turnover of Ingram Inventory Received by Wells Fargo. If, during the term of this Agreement, Wells Fargo receives or takes possession of any of the Ingram Inventory, Wells Fargo shall receive and hold the same for the benefit of Ingram and shall forthwith deliver the same to Ingram in precisely the form received for application against the Ingram Indebtedness, whether due or not due, and, until so delivered, the same shall be held in trust by Wells Fargo as the property of Ingram. Nothing herein shall be construed as obligating Wells Fargo to hold any cash or non-cash proceeds of Ingram Inventory in trust for, or for the benefit of, Ingram, or requiring Wells Fargo to deliver such proceeds to Ingram (all of such proceeds being the property of Wells Fargo).

                9.     Effect of Bankruptcy of the Borrowers. This Agreement shall remain in full force and effect notwithstanding the filing of a petition for relief by or against any Obligor under the United States Bankruptcy Code, 11 U.S.C.S. 101 et seq, as to any pre-petition or post-petition obligations under the Credit Agreement or other Loan Documents or the Ingram Documents.

                10.     Cooperation. Upon the occurrence and during the existence of any Event of Default as defined in either the Credit Agreement or other Loan Documents, or in the Ingram Documents, as the case may be, or in the event of commencement of foreclosure or comparable proceedings under either such agreements, Wells Fargo and Ingram agree to cooperate in the exercise of their respective remedies to maximize recovery on all Wells Fargo Collateral subject to the provisions of this Agreement:

                          (a)     (i) Irrespective of whether any Event of Default (as such term is defined in the respective documents) shall have occurred under the terms of the Credit Agreement, the other Loan Documents or the Ingram Documents, and notwithstanding any provision of the UCC or in any security agreement executed by any Obligor in favor of Ingram, so long as the Wells Fargo Indebtedness shall not have been Paid in Full, Ingram shall not take any action to foreclose or realize upon or enforce any of its rights with respect to the Wells Fargo Collateral (other than the Ingram Inventory), including without limitation, by execution after obtaining a judgment against any Obligor.

                                    (ii)     Irrespective of whether any Event of Default (as such term is defined in the respective documents) shall have occurred under the terms of the Credit Agreement, the other Loan Documents or the Ingram Documents, and notwithstanding any provision of the UCC or in any security agreement executed by any Obligor in favor of Wells Fargo, so long as any obligations of any Obligor to Ingram under the Ingram Documents remain unpaid, Wells Fargo shall not take any action to foreclose or realize upon or enforce any of its rights with respect to the Ingram Inventory, including without limitation, by execution after obtaining a judgment against any Obligors.

                          (b)     (i) Wells Fargo shall have the exclusive right to collect, recover, demand, compromise, settle, release, adjust, discount, sell, transfer or otherwise realize on or dispose of the Wells Fargo Collateral (other than the Ingram Inventory) as provided in the Credit Agreement or other Loan Documents, and to foreclose its security interest in such Wells Fargo Collateral (other than the Ingram Inventory) in the manner deemed appropriate by Wells Fargo, and Ingram waives any objection or claim based on reasonableness of collection efforts or disposition. Ingram will execute any and all releases, termination statements, assignments and other documents as may be required to give effect to the provisions of this Paragraph.

                                    (ii)     Ingram shall have the exclusive right to collect, recover, demand, compromise, settle, release, adjust, discount, sell, transfer or otherwise realize on or dispose of the Ingram Inventory as provided in the Ingram Documents, and to foreclose its security interest in such Ingram Inventory in the manner deemed appropriate by Ingram, and Wells Fargo waives any objection or claim based on reasonableness of collection efforts or disposition. Wells Fargo will execute any and all releases, termination statements, assignments and other documents as may be required to give effect to the provisions of this Paragraph.

                 11.     Marshalling. Each of the parties hereto agrees that during the term hereof it will not exercise any rights it may have in law or equity to require the other party to marshal any of the Wells Fargo Collateral.

                12.     Term. This Agreement shall remain in full force and effect until all of the Wells Fargo Indebtedness shall have been Paid in Full and all financing arrangements and commitments between the Obligors and Wells Fargo shall have been terminated. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Wells Fargo Indebtedness is rescinded or must otherwise be returned by Wells Fargo upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made. This is a continuing agreement and Wells Fargo may, in its discretion, continue to extend credit or other financial accommodations and loan monies to or for the benefit of any Obligor, on the faith hereof, under the Credit Agreement or other Loan Documents, without notice to Ingram. Notwithstanding the foregoing, Ingram may terminate this Agreement upon notice to Wells Fargo so long as, at the time of such notice, all Ingram Indebtedness has been satisfied, all financing arrangements and commitments between Ingram and the Obligors have been terminated and Ingram’s Lien on the Wells Fargo Collateral (including, without limitation, all Ingram Inventory and all Ingram Inventory Receivables) has been released.

                13.     Relationship of Parties. This Agreement is entered into solely for the purposes set forth herein, and except as expressly provided herein, neither party assumes any other duties or responsibilities to the other regarding the financial condition of the Obligors or any other party, or regarding any of the Wells Fargo Collateral or regarding any other circumstance bearing upon the risk of nonpayment of the obligations of any Obligor under any of the agreements referred to herein. Each party shall be responsible for managing its financing relationships with the Obligors, and neither party shall be deemed to be the agent of the other for any purpose. Wells Fargo may alter, amend, supplement, release, discharge or otherwise modify any terms of the Credit Agreement or any of the other Loan Documents without notice to or consent of Ingram including, without limitation, increasing the indebtedness under any such agreements or extending the time for payment; provided, however, that any such alterations, amendments, supplements, releases, discharges or modifications shall not affect the priorities, the rights or the duties of the parties hereunder. Ingram may not alter, amend, supplement, release, discharge or otherwise modify any terms of the Ingram Documents in any manner which would have a material adverse effect on Wells Fargo without Wells Fargo’s prior written consent.

                14.     Notices. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (messages sent by e-mail or other electronic transmission (other than by telecopier) shall not constitute a writing, however any signature on a document or other writing that is transmitted by e-mail or telecopier shall constitute a valid signature for purposes hereof), and shall be deemed to have been validly served, given or delivered when received by the recipient if hand delivered, sent by commercial overnight courier or sent by facsimile, or three (3) Business Days after deposit in the United States mail, with proper first class postage prepaid and addressed to the party to be notified as follows:

        (i)     if to Wells Fargo, then to:

Wells Fargo Business Credit, Inc. 119 West 40th Street New York, New York 10018 Attention: Sal Mutone Telecopier No.: 636-728-3279

        (ii)     if to Ingram, then to:

Ingram Micro Inc. 1759 Wehrle Drive Williamsville, New York 14221 Attention: Vice President - Credit Telecopier No. 716-565-8021

                 15.    Contesting Liens or Security Interests. Neither Wells Fargo nor Ingram shall contest the validity, perfection, priority or enforceability of any Lien granted to or for the benefit of the other, and each hereby agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such Liens.

                 16.    Modifications in Writing. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of each of Wells Fargo and Ingram. Any waiver of any provisions of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

                 17.    No Benefit to Third Parties. The terms and provisions of this Agreement shall be for the sole benefit of Wells Fargo and Ingram and their respective successors and assigns, and no other person, firm, entity or corporation shall have any right, benefit, priority, or interest under, or because of this Agreement.

                 18.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 19.    Complete Agreement. This Agreement constitutes the complete agreement and understanding of each of Wells Fargo and Ingram with respect to the subject matter contained herein, and supersedes all prior or contemporaneous oral and written negotiations, agreements and understandings, express or implied, with respect to the subject matter contained herein.

                 20.    No Joint Venture. Each of Wells Fargo and Ingram acknowledges and confirms that this Agreement shall not create a joint venture, agency or fiduciary relationship.

                 21.    Successors and Assigns; etc. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Wells Fargo and Ingram, and shall be irrevocable.

                 22.    WAIVER OF JURY TRIAL; SERVICE OF PROCESS. WELLS FARGO AND INGRAM HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER. EACH OF WELLS FARGO AND INGRAM HEREBY IRREVOCABLY WAIVE PERSONAL SERVICE OF PROCESS AND CONSENT TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AT THE ADDRESS SET FORTH IN SECTION 14. IN NO EVENT WILL WELLS FARGO OR INGRAM BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

                 23.    Choice of Law. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York.

                 24.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, submissible into evidence, and all of which together shall be deemed to be a single instrument.

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        IN WITNESS WHEREOF, this Agreement has been duly executed on the date first set forth above.

WELLS FARGO BUSINESS CREDIT, INC.

By:	/s/ Sal Mutone
Name:	Sal Mutone
Title:	Vice President

INGRAM MICRO INC.

By:	/s/ Chris Sweeney
Name:	Chris Sweeney
Title:	Director of Credit

Acknowledgment by Obligors

        Each Obligor, although not a party to the foregoing Agreement, hereby acknowledges such Agreement and agrees to be bound thereby to the extent the provisions thereof are applicable to it.

INFOTECH USA, INC., a New Jersey Corporation

By:	/s/ J. Robert Patterson
Name:	J. Robert Patterson
Title:	Treas/Sec'y

INFOTECH USA, INC., a Delaware corporation

By:	/s/ J. Robert Patterson
Name:	J. Robert Patterson
Title:	CFO

INFORMATION TECHNOLOGY SERVICES, INC., a New York corporation

By:	/s/ J. Robert Patterson
Name:	J. Robert Patterson
Title:	Treas/Sec'y